Exhibit 10(8)



                          PROMUS HOTEL CORPORATION

                         DEFERRED COMPENSATION PLAN


     This is an unfunded deferred compensation plan (referred to as the

"Plan" or "DCP") for a select group of management or highly compensated employees ("Employees") of subsidiaries and affiliates of Promus Hotel

Corporation ("Hotel").  The Plan is an amended continuation of the "DCP"

offered by The Promus Companies Incorporated ("Promus").  This Plan will become effective the later of June 30, 1995, or the distribution date of the stock dividend for the spin-off of Hotel from Promus.  The terms and provisions of the Plan are as follows:



1.   Eligibility.
     -----------

     1.1  Only key Employees and members of the Board of Directors of Hotel who are not employees ("Directors") are eligible to participate.  Key employees are generally those in grades 23 or higher.  The "Company" or

"participating Company" in this Plan refers to Hotel or to any subsidiary or affiliate of Hotel, as the case may be, whose Employees or former employees are Participants in the Plan.  For Directors who are Participants

in the Plan, references to the "Company" or "participating Company" refers to Hotel.  Each respective corporation shall, as the participating Company,

have the obligation under the Plan to effectuate the deferrals of its

Participants, to make distributions to its Participants, and to otherwise perform the Company's obligations to its Participants.  References to

"Participants" in the Plan refers to a participating Company's actively participating Employees and Directors and also refers, where the context requires, to its former Employees and former Directors and beneficiaries of

Employees and Directors who are receiving or entitled to receive benefits under the Plan.


2.   Election of Amount of Deferred Compensation.
     -------------------------------------------

     2.1  Prior to a Year of Deferral, a Participant may elect to defer up to 12% of BASE SALARY and 100% of any CASH BONUS under the Company's annual
   --                     ---

bonus plan which would otherwise be payable to the Employee in the Year of

Deferral.  CASH BONUS refers to annual bonuses paid in March and does not include bonuses or incentive payments made at other times.  A Director may defer up to 100% of his or her Director's cash fees during the Year of

Deferral.  The Company may permit new Directors or new Employees to participate for the remainder of a Year of Deferral by electing to participate prior to their commencement of service or employment or prior to receipt of their first payment of compensation.  Amounts deferred are referred to as "Deferred Compensation."  The amounts deferred under this

Plan are not included as eligible earnings under the Hotel Savings and

Retirement Plan (the "S&RP").  If an Employee is placed on salary continuation, deferrals under this Agreement will continue until the earlier of (a) the end of the Year of Deferral or (b) the end of the salary
- ----------

continuation period, unless otherwise agreed by the Company.


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


     2.2  Savings and Retirement Plan Exception.  In addition to the
          -------------------------------------

deferrals permitted under 2.1 above, any Participant who participates at the maximum before-tax percentage allowed by the S&RP shall be deemed to have elected to defer under this Plan that portion of eligible S&RP earnings which the Participant elected to defer under the S&RP, up to six percent (6%) (or such other maximum before-tax percentage allowed by the

S&RP for the Participant), which could not be deferred on a before-tax basis under the S&RP, by reason of DCP deferrals, under any law or regulation as determined by Hotel, but excluding any amount which was actually deferred into the S&RP but distributed back to the Participant in a following Plan year as an excess deferral.

     2.3  Matching Contributions.
          ----------------------

     (a)  Eligibility.  Matching contributions shall be credited to
          -----------

          Participants in this Plan who are eligible to participate in the

          S&RP and elect to make a Basic Contribution (before-tax) equal to the maximum rate at which a Participant may elect before-tax contributions under the S&RP and such before-tax contribution is limited, by reason of DCP deferrals, under any law or regulation as determined by Hotel.

     (b)  Amount.  The Employer shall credit to each employee Participant's
          ------

          Account a matching contribution for each calendar year equal to one hundred percent (100%) of the Participant's compensation elected to be deferred under this Plan for the year, such

          compensation being limited for purposes of this calculation to a maximum of six percent (6%) of the Participant's eligible S&RP earnings (which shall not include bonus


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


          amounts or board fees).  The matching contribution amount shall be offset by the actual matching contribution allocated to the

          Participant for the year under the S&RP.

     (c)  Time of Credit.  The Employer matching contribution shall be
          --------------

          credited to a Participant's Account as of the last day of the calendar year or the date the Participant's employment ends, if earlier.  Such amount shall commence accruing interest when it is credited to the account.

     2.4  Vesting of Accounts.  Each Participant shall be vested in the
          -------------------

amounts credited to such Participant's Account and earnings thereon as follows:

     (a)  Amounts Deferred.  A Participant shall be one hundred percent
          ----------------

          (100%) vested at all times in the amount of salary, bonus and board fees deferred under this Plan.

     (b)  Employer Matching Contribution.  An Employee who leaves
          ------------------------------

          employment for reasons other than Retirement (as defined in the

          S&RP), Total and Permanent Disability (as defined in the S&RP) or death shall be vested in the Employer matching contributions and interest thereon made for any particular year in accordance with the vesting provisions in the S&RP as it may be amended from time to time.  Matching amounts and earnings thereon that are not vested


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


          upon leaving employment shall be forfeited.  The term "Deferred

          Compensation" in this Plan shall include vested matching amounts and interest thereon for distribution purposes.

     (c)  Retirement, Disability or Death.  An Employee shall become one
          -------------------------------

          hundred percent (100%) vested in the matching amounts at

          Retirement (as defined in the S&RP), or upon Total and Permanent

          Disability (as defined in the S&RP) or death.


3.   Deferred Compensation Account.
     -----------------------------

     3.1  The Company shall establish a bookkeeping account (the "Account")

to evidence the Company's liability to the Employee or Director for each

Year of Deferral.  The Account shall be credited at the end of each accounting period month with an amount equal to the portion of Deferred

Compensation payable during that month and with accrued interest.

     3.2  Interest on Deferrals.  Interest on the Account shall accrue and
          ---------------------

be credited to the Account at the end of each calendar year in an amount equal to the Average Balance times the Average Prime Rate where:

     "Average Balance" equals the sum of the Account balances on each day during the year, divided by the number of days in the year; and

     "Average Prime Rate" equals the sum of the rates announced by

Citibank, N.A. as its prime rate on the first business day of each calendar quarter during the year, divided by four.


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


     3.3  The Company will notify each Participant quarterly of the value of his or her Account.

     3.4  For periods shorter than a year, interest shall be calculated in a similar manner using the Average Balance during the short period and the

Average Prime Rate applicable during the previous plan year.


4.   Unfunded Plan.
     -------------

     4.1  The Company or Hotel is not required to earmark any assets for payment of, or make any investment with respect to, the Account.  Any assets allocated to pay the Account will at all times remain the unrestricted assets of the Company, subject to the claims of its general creditors, and will at all times be available for the Company's use for whatever purpose it desires.  The Company shall have, in general, the power to do and perform any and all acts with respect to any such assets in the same manner and to the same extent as an individual might or could do with respect to his or her own property.  Without limiting the generality of the foregoing, the Company may invest in any and all types of property, whether real or personal, without regard to its location, including stock,

securities, and property of the Company and any business entity controlling, controlled by or under common control with the Company.  No enumeration of specific powers herein made shall be construed as a limitation upon the foregoing general power, nor shall any of the powers herein conferred upon the Company be exhausted by the use thereof, but each shall be continuing.


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


     Title to and beneficial ownership of any assets, whether cash or investments, which the Company may earmark to pay the Account, shall at all times remain in the Company, and the Participant shall have no property interest whatsoever in any assets or investments of the Company.  The

Company's obligations under the Plan are unsecured and unfunded, and no assurances are given with respect to the Company's or Hotel's present or future financial condition.


5.   Distributions from Deferred Compensation Account.
     ------------------------------------------------

     5.1  Lump Sum or Annual Distributions.  (a) Lump sums and annual
          -------------------------------

installments for deferral elections made before January 1, 1995 (including deferrals for the year 1995) under the Promus Deferred Compensation Plan by

Employees and Directors of Hotel who were at the time Employees or

Directors of Promus or its affiliates will be governed by the deferral agreements signed for those years.  The Company has assumed the obligations under such deferral agreements.  For deferrals of compensation payable to

Directors after June 30, 1995 and to Employees in plan years 1996 and thereafter, a Participant may elect (a) a lump sum to be paid upon leaving employment/service or upon a specified date but not later than leaving employment/service, or (b) annual installments of two to ten years.


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


     (b) Payments of an Account will be paid or will start within 30 days after the elected date(s).  The amount of any annual distribution from the

Account shall be the balance of the Account on the date of distribution divided by the number of remaining years (including the annual distribution being made) over which distribution is to be made.  In the case of a lump sum distribution or payment of an installment, the payment will include interest accrued on the Account since the end of the preceding interest accrual date until the date that the payment is calculated, computed on a per annum basis at the Average Prime Rate for the previous plan year.  At the time of each annual distribution, the Company will provide the

Participant with a valuation of the Account showing the amount remaining in the Account after the distribution.

     5.2  Withholding Taxes.  Under current law, Federal income taxes are
          -----------------

not withheld on Deferred Compensation when deferred.  However, FICA (social security taxes) will be withheld from an Employee's Deferred Compensation if an Employee's maximum FICA withholding has not been reached.  The

Company will endeavor to take applicable FICA from other nondeferred compensation that is payable to the Employee at the same time that the deferral occurs but, if necessary, the amount of deferred salary and/or deferred bonus may be subject to reduction by reason of the FICA taxes.  In addition, if any other law requires withholding on Deferred Compensation,

the Company will apply this withholding to Deferred Compensation.


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


     5.3  Election of Commencement of Distribution.  The Participant shall
          ----------------------------------------

be required to elect the method and timing of distributions at the time a

Participation Agreement is signed.  The available distribution options will be determined by the Company and will be set forth in the Participation

Agreement.

     5.4  Leaving Employment or Service.  Leaving employment will be deemed
          -----------------------------

to occur upon discontinuation or removal from the payroll; upon death; or

upon disability if a licensed physician selected by or satisfactory to the

Company certifies to the Company that, because of such disability, the

Employee is not able to perform the duties of his or her position and will be unable to do so for a period of at least 12 months.  For Directors,

leaving service means resignation from the Board of Directors of Hotel or termination of active service on the Hotel Board of Directors.  If the

Employee enters an authorized leave of absence (such as temporary sick leave), this shall not be deemed ceasing to be an employee.  If and when the Employee commences salary continuation, then he or she shall be deemed to have ceased to be an employee, for distribution purposes, at the end of the salary continuation period unless otherwise agreed by Hotel, with the first payment to be made within 30 days after leaving employment.  The foregoing definition of leaving employment shall not necessarily have application to any other situation or benefit plan.

     5.5  Date of Payment(s).  If the Participant elects a lump sum
          ------------------

distribution, the entire value of the Account on the date of distribution shall be paid to the


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


Participant within 30 days after the date elected by the Participant for the payment from the Account.  If distribution is to be made over a period of years, the first payment will be made within 30 days of the date elected by the Participant for the commencement of payments from the Account (i.e.,

the first payment will be made not later than 30 days after the date of leaving employment or service), and each successive annual payment will be made on or about the anniversary of the first payment.  The Company may in its discretion accelerate any annual payment in a taxable year to an earlier date in the same taxable year.  The Company may withhold applicable taxes as determined by the Company from any payment.

     5.6  Selection of and Payment to Beneficiary.  The Participant will be
          ---------------------------------------

given the opportunity to designate a Primary Beneficiary and an Alternate

Beneficiary in case of the Participant's death.  Such designation will be effective when a signed beneficiary designation is submitted to the Company or Hotel.  Such designation will remain in effect until changed by the

Participant by submitting a new signed designation to the Company or Hotel.

If the Participant dies prior to distribution of the entire Account,

payment of the Account shall be made to the Primary Beneficiary, or, in the event the Primary Beneficiary has predeceased the Participant, to the

Alternate Beneficiary.  If the Participant qualifies for a distribution because of disability or termination of employment/service and thereafter dies before the payment of any distribution is made by the Company,


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


then the payment or payments will be made to the Primary Beneficiary or

Alternate Beneficiary, if applicable, if the Company's payroll department has been notified of the death before the payment is released.

     Payments to a Beneficiary shall be in the manner elected in the deferral agreement signed by the Participant provided that the Company in
                                             --------

its sole discretion may at any time, at its own election or upon receipt of a written request from the Beneficiary, convert annual installments to a lump sum payment of the entire account.  The Company has no obligation to convert installments to a lump sum if requested by a Beneficiary.  However,

such a change in distribution will be given consideration following a written request.  Upon payment of a lump sum to the Beneficiary with respect to any deferral agreement, all obligations of the Company under the deferral agreement shall be terminated.

     A Participant may change a Beneficiary(ies) at any time by submitting written notice of the new Beneficiary(ies) to the Company or Hotel.  If the

Participant dies and has not designated a Beneficiary, or if all named

Beneficiaries have predeceased him or her, payment from the Account shall be made to the Participant's estate in which case the estate shall be deemed the Beneficiary hereunder.

     5.7  Irrevocable Elections.  A Participant's elections are irrevocable
          ---------------------

by the Participant and, subject to paragraph 9 "Termination by Company"

hereof, cannot be amended, except amendments may be made by the Company in the case of


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


mistake or in case of a Participant's financial hardship as determined by the Company in its sole discretion.

     5.8 Spin-off Transactions.  Notwithstanding anything in the Plan to
         ---------------------

contrary, in the event any business of Hotel or its subsidiaries is spun-

off and a Participant becomes an employee or director of the company owning the spun-off business (the "Spin-Off Company") which adopts a deferred compensation plan that is substantially the same as the Plan, then the

Human Resources Committee of the Board of Directors of Hotel may in its

discretion determine as follows prior to such spin-off:

     (a)  any director-Participant who resigns as a director of Hotel and who, within 90 days, commences service as a director of the Spin-

          Off Company will not be treated as having terminated service as a director for purposes of paying Plan benefits, and his or her entire Account balance and all obligations associated therewith will be transferred to the corresponding Plan of the Spin-Off

          Company;

     (b)  a transfer of employment of a Participant to the Spin-Off Company will not be considered a termination of employment for purposes of paying Plan benefits or of forfeiting matching contributions and interest thereon;

     (c)   a transferred Participant's Account balance as of the effective date of the spin-off and all obligations related thereto will be transferred to the corresponding plan of the Spin-Off Company;

          and


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


     (d)  any Participant who will immediately after the effective date of the spin-off be employed by Hotel (or a subsidiary thereof) and also by the Spin-Off Company (or a subsidiary thereof) will have the right to designate in writing (to be signed prior to the effective date of the spin-off) a percentage (from zero to 100%)

          of his or her Account balance that will be transferred to the

          Spin-Off Company (such percentage being applied to the balances attributable to each year of deferral) which will include the transfer of all obligations associated therewith.  (To the extent such designation is not made, the Account Balance will remain in the Plan pursuant to its terms); and

     (e)  Except to the extent related to that portion of a Participant's

          Account balance that is retained in the Plan pursuant to the above Section 5.8(d), no benefits will be payable under the Plan to a Participant whose Account balance (or portion thereof) is transferred to the Spin-Off Company.


6.   Correction of Errors.
     --------------------

     6.1  In the event deferrals are not made or excessive deferrals are made due to a mistake or error including payroll errors, then the Company or Hotel will have discretion to correct the error in such manner as it deems appropriate.  If the Participant does not object within 30 days of the occurrence of any mistake or


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


error regarding deferrals, then the Company or Hotel in its discretion may decide that the deferral mistake shall not be corrected or the Company or

Hotel may elect to take such action as it deems necessary to correct or partially correct the mistake or error.  The Company or Hotel may elect not to pay interest on amounts contributed to correct a nondeferral mistake or error if the Participant had not objected to the nondeferral within 30 days of the occurrence of the mistake or error.


7.   Restriction Against Transfers and Assignments.
     ---------------------------------------------

     7.1  Neither the Participant nor any Beneficiary shall have any right to commute, sell, assign, transfer, pledge, hypothecate or otherwise convey or encumber any right to receive any payment hereunder, and all such payments and all rights thereto are expressly declared to be non-assignable and non-transferable.  The Account shall not be subject to the claims of the Participant's or a Beneficiary's creditors and the Company or Hotel shall not be obligated to disburse any funds from the Account to any creditor of the Participant or of a beneficiary.


8.   Deferral Agreement Not An Employment Agreement.
     ----------------------------------------------

     8.1  A deferral agreement does not constitute a contract for continued

employment of an Employee by the Company or Hotel.  The Company or Hotel


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


reserves the same rights to modify the Employee's compensation and to terminate the Employee's employment with the Company or Hotel which it had prior to the execution of a deferral agreement.


9.   Administration.
     --------------

     9.1  Committee; Duties.  This Plan may be administered by a Committee,
          -----------------

which shall consist of not less than three (3) individuals selected by the

Chief Executive Officer of Hotel or his designee.  Members of the Committee may be Participants under this Plan.  Hotel, the Committee and its agents have discretionary authority to decide all questions arising under the Plan including questions as to eligibility, correction of errors, and interpretation of the Plan and deferral agreements.

     9.2  Agents.  The Committee may appoint an individual to be the
          ------

Committee's agent with respect to the day-to-day administration of the

Plan.  In addition, the Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the

Company.

     9.3  Binding Effect of Decisions.  The decision or action of the
          ---------------------------

Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.


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


     9.4  Indemnity of Committee.  The Company and Hotel shall indemnify
          ----------------------

and hold harmless the members of the Committee or any agents or employees of the Company or Hotel against any and all claims, loss, damage, expense,

or liability arising from any action or failure to act with respect to this

Plan, except in the case of willful misconduct by the Committee, Committee member, or such agent or employee of the Company or Hotel.


10.  Claims Procedure.
     ----------------

     10.1  Claim.  Any Participant or legal representative thereof may file
           -----

a claim for benefits under the Plan by submitting to the Committee a written statement describing the nature of the claim and requesting a determination of its validity under the terms of the Plan.  The Committee shall issue a ruling and written notice with respect to the claim within 30 days after such claim is received.  If the claim is wholly or partially denied, written notice shall be furnished to the claimant, which notice shall set forth in a manner calculated to be understood by the claimant;

     (a)  the specific reason or reasons for denial;

     (b)  specific reference to pertinent Plan provisions on which the denial is based;

     (c)  a description of any additional materials or information necessary for the claimant to perfect the claim and an

          explanation of why such material or information is necessary; and


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


     (d)  an explanation of the claims review procedures.

     10.2  Denial of Claim.  Any Participant or legal representative
           ---------------

thereof whose claim for benefits has been denied, may appeal such denial by resubmitting to the Committee a written statement requesting a further review of the decision within sixty (60) days of the date the claimant receives notice of such denial.  The statement shall set forth the reasons supporting the claim, the reasons such claim should not have been denied,

and any other issues or comments which the claimant deems appropriate with respect to the claim.  The Committee shall, if requested, make copies of the Plan documents available for examination by the claimant.  The

Committee shall issue a ruling and written notice within sixty (60) days after the date the claim is resubmitted.  Such written notice shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the pertinent Plan provisions on which the decision is based.  Such decision shall be conclusive and binding on the Participant.


11.  Amendment; Termination of Further Deferrals.
     --------------------------------------------

     11.1  Hotel may at any time amend the Plan in whole or in part, and may provide or agree to different requirements for different Participants,

provided, however, that (i) no amendment shall be effective to decrease or restrict the amount accrued to that date on any Account maintained pursuant to any existing


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


deferral under the Plan; (ii) on amounts that have been deferred up to the date of amendment, no amendment shall be effective to reduce the interest credited or to be credited as provided in paragraph 3 of this Plan, and

(iii) no amendment shall be effective to accelerate the payment of any

Account relating to deferrals during 1992 and thereafter except Hotel retains the right to cause acceleration of payment to a Beneficiary pursuant to Section 5.7.

     11.2  Right to Terminate Future Deferrals.  The Company or Hotel may
           -----------------------------------

for any new calendar year terminate further deferrals into the Plan by any person or persons for that year and/or may reject additional Participants in the Plan, if, in its sole judgment, such termination or rejection would be in the best interest of the Company or Hotel.  Benefits from deferrals up to the point of termination of further deferrals shall be paid in the form elected by the Participant in his or her Participation Agreement or

otherwise in accordance with this Plan, including crediting of interest,

until all payments are complete.


12.  Miscellaneous.
     -------------

     12.1  Delivery of Notice.  Any notice to a Participant may be given
           ------------------

either by delivery to the Participant or by deposit in the United States

Mail, postage prepaid, addressed to his or her last-known address.  Any notice to the Company or Hotel hereunder may be given either by delivery,

in person or by deposit in the United States Mail, postage prepaid,

addressed to Promus Hotel Corporation, 6800 Poplar Avenue, Memphis,

Tennessee 38138, Attn:  Corporate Secretary.


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


     12.2  Governing Law.  This Agreement shall be governed by the laws of
           -------------

Tennessee.

     12.3  Immunity.  So long as they act in good faith, the Company's and
           --------

Hotel's officers, directors, agents, or employees may act pursuant to this

Agreement without any liability to a Participant or any other person.

     12.4  Payment To Guardian.  If a Plan benefit is payable to minor or a
           -------------------

person declared incompetent or to a person incapable of handling the disposition of property, the Company may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor or incompetent person.  The Company may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan benefit.  Such distribution shall completely discharge the Company from all liability with respect to such benefit.

     12.5  Captions.  The captions of the articles, sections and paragraphs
           --------

of this Plan are for convenience only and shall not control the meaning or construction of any of its provisions unless the context clearly requires such control.

     12.6  Validity.  In case any provision of this Plan shall be held
           --------

illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.


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


13.  Successors and Assigns.
     ----------------------

     A participating Company may assign its rights and obligations under any deferral agreement to any company or person that acquires all or substantially all of the stock or assets of the Company or that is a successor to the Company by merger.  Hotel may assign its rights and obligations under this Plan to any successor to Hotel.


                              PROMUS HOTEL CORPORATION


                              By:
                                   -----------------------------------------

                              Title:
                                      --------------------------------------

                              Attest:
                                       -------------------------------------

                              Title:
                                       -------------------------------------




Dated as of May 26, 1995


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